Exhibit 10.1

NEVADA GOLD & CASINOS, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE.

The Company believes that the Plan advances the interests of the Company and its stockholders by providing Employees of the Company and certain designated Affiliates of the Company with an opportunity, through payroll deductions, to purchase shares of Common Stock and is helpful in attracting, retaining and rewarding valued employees.  The Company intends that the Rights to purchase shares of the Common Stock granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following capitalized terms, as used in this Plan, have the following meanings:

“Administrator” means the Board or, in the event Board assigns the administration of the Plan to the Committee, the Committee.

“Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the Common Stock of the Company, par value $0.12.

“Company” means Nevada Gold & Casinos, Inc., a Nevada corporation.

“Custodian” means a financial institution or other legal entity selected by the Company from time to time to act as a third party custodian for the Plan.

 “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

“Employee” means an employee of the Company or an Affiliate of the Company who is customarily employed by the Company or an Affiliate of the Company for at least twenty (20) hours per week and more than five (5) months in a calendar year.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “Fair Market Value” means the closing sales price (rounded up where necessary to the nearest whole cent) for the shares of the Common Stock (or the closing bid, if no sales were reported) as quoted on NYSE Amex Stock Exchange (formerly, the American Stock Exchange) on the relevant determination date or, if such date is not a trading day, then on the next preceding trading day.

 “Offering” means the grant of Rights to purchase shares of the Common Stock under the Plan to Eligible Employees.

“Offering Date” means a date selected by the Administrator for an Offering to commence.

“Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

“Plan” means this Nevada Gold & Casinos, Inc.’s 2010 Employee Stock Purchase Plan.

“Purchase Date” means one or more dates established by the Administrator during an Offering on which Rights granted under the Plan shall be exercised and purchases of shares of the Common Stock carried out in accordance with such Offering.

“Purchase Price” means an amount equal to not less than ninety (90%) percent of the Fair Market Value of the shares of the Common Stock on the Purchase Date.

“Right” means an option to purchase shares of the Common Stock granted pursuant to the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

3.	ADMINISTRATION.

(a) The administrator of the Plan will be the Administrator.

(b) The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine when and how Rights to purchase shares of the Common Stock shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(2) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(3) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(4) To amend the Plan as provided in paragraph 14.

(5) To terminate or suspend the Plan as provided in paragraph 16.

(6) Generally, to exercise such powers and to perform such acts as it deems necessary to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(c) Unless otherwise determined by the Board, the interpretation and construction by the Administrator of any provisions of the Plan or of any Right granted under it shall be final.  To the extent permitted under applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to the Custodian in order to facilitate the purchase and transfer of shares of the Common Stock according to, and to provide for the day-to-day administration of, the Plan with all powers necessary to enable the delegate to carry out its duties in that respect.  The Administrator may revoke any such allocation or delegation at any time.

4.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 13 relating to adjustments upon changes in securities, the shares of the Common Stock that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares of the Common Stock.  If any Right granted under the Plan shall for any reason terminate without having been exercised, the shares of the Common Stock not purchased under such Right shall again become available for the Plan.

(b) The shares of the Common Stock subject to the Plan may be authorized but unissued shares of the Common Stock or shares of the Common Stock that are held in treasury.

5.	GRANT OF RIGHTS; OFFERING.

The Administrator may from time to time grant or provide for the grant of Rights to purchase shares of the Common Stock under the Plan to Eligible Employees in an Offering on an Offering Date or Offering Dates selected by the Administrator. Each Offering shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase shares of the Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of the Plan shall be incorporated by reference into each Offering and treated as part of such Offering. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.

6.	ELIGIBILITY.

(a) Rights may be granted only to Employees of the Company and to Employees of an Affiliate of the Company.  Except as provided in subparagraph 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate of the Company, as the case may be, for such continuous period preceding such grant as the Administrator may require, but in no event shall the required period of continuous employment be less than ninety (90) days.

(b) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate of the Company, including the Common Stock.  For purposes of this subparagraph 6(b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(c) An Eligible Employee may be granted Rights under the Plan only if such Rights do not permit such Eligible Employee’s rights to purchase shares of the Common Stock or any Affiliate of the Company to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the Fair Market Value of such shares of the Common Stock (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

(d) The Administrator may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to:

(1) the number of shares of the Common Stock purchasable with a percentage designated by the Administrator not exceeding ten (10%) percent of such Employee’s Earnings (as defined by the Administrator in each Offering) during the period which begins on the Offering Date and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(2) the number of shares of the Common Stock purchasable with a maximum dollar amount designated by the Administrator that, as the Administrator determines for a particular Offering, shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Administrator in each Offering) during the period which begins on the Offering Date and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) On each Offering Date, the Administrator shall specify the Purchase Price and establish one or more Purchase Dates on which Rights granted under the Plan shall be exercised and purchases of shares of the Common Stock carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Administrator may specify a lesser maximum number of shares of the Common Stock that may be purchased by any Participant as well as a maximum aggregate number of shares of the Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Administrator may specify a maximum aggregate number of shares of the Common Stock which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of the Common Stock upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Administrator shall make a pro rata allocation of the shares of the Common Stock available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Administrator provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage or dollar cap specified by the Administrator of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may   be deposited in a separate account in the name of, and for the benefit of, such Participant with the Custodian. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Administrator in the Offering. Upon such withdrawal from the Offering by a Participant, the Company or the Custodian (as may be the case) shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of the Common Stock for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company or a designated Affiliate of the Company for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company or the Custodian (as may be the case) shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of the Common Stock for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with the Custodian, then the distribution shall be made from such separate account, without interest unless otherwise specified in the Offering.

(d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, the Company or the Custodian (as may be the case) shall apply each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) to the purchase of shares of the Common Stock up to the maximum number of shares of the Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the Purchase Price specified in the Offering. No fractional shares of the Common Stock shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering.

(b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of shares of the Common Stock that is equal to the amount required to purchase one or more whole shares of the Common Stock on the final Purchase Date of the Offering (in case there is more than one Purchase Date within such Offering) shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with the Custodian, then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering. The amount of accumulated payroll deductions remaining in any Participant’s account that is less than the amount required to purchase one whole share of Common Stock on the final Purchase Date of the Offering (in case there is more than one Purchase Date within such Offering) shall be carried over to the next Offering or shall, if the Participant requests or does not participate in the next Offering, be refunded.

(c) No Rights granted under the Plan may be exercised to any extent unless the shares of the Common Stock to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible under applicable law, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with the Custodian, then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.	COVENANTS OF THE COMPANY.

(a) During the terms of the Rights granted under the Plan, the Company shall ensure that the number of shares of the Common Stock required to satisfy such Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of the Common Stock upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of shares of the Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of the Common Stock upon exercise of such Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES.

Proceeds from the sale of shares of the Common Stock pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of the Common Stock subject to Rights granted under the Plan unless and until the Participant’s shares of the Common Stock acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

13.	ADJUSTMENTS UPON CHANGES IN SECURITIES.

(a) If any change is made in the shares of the Common Stock subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares of the Common Stock subject to the Plan pursuant to subparagraph 4(a), and the outstanding Rights will be appropriately adjusted in the class(es), number of shares of the Common Stock and purchase limits of such outstanding Rights. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) In the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation may assume Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the Company’s stockholders in the transaction described in this subparagraph 13(b)) for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation does not assume such Rights or substitute similar rights for those outstanding under the Plan, then, as determined by the Administrator in its sole discretion, such Rights may continue in full force and effect or the Participants’ accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of shares of the Common Stock under the terms of the Offering) may be used to purchase shares of the Common Stock immediately prior to the transaction described above under the ongoing Offering and the Participants’ Rights under the ongoing Offering thereafter terminated.

14.	AMENDMENT OF THE PLAN.

(A) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate of the Company, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act and any exchange listing requirements, including the increase of the number of shares of the Common Stock reserved for Rights under the Plan or modification of the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

(B) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans, as that term is defined in Section 423(b) of the Code, or to bring the Plan or Rights granted under it into compliance therewith.

(C) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.	DESIGNATION OF BENEFICIARY.

(A) A Participant may file a written designation of a beneficiary who is to receive any shares of the Common Stock or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of the Common Stock and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(B) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of the Common Stock or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of the Common Stock or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated by the Board, the Plan shall terminate at the time that all of the shares of the Common Stock subject to the Plan’s reserve, as increased or adjusted from time to time, have been issued under the terms of the Plan or five (5) years from the Effective Date, whichever is earlier. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective simultaneously with the effectiveness of the Company’s registration statement under the Securities Act on Form S-8 with respect to the shares reserved for issuance under the Plan (the “Effective Date”), but no Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

18.	COMPLIANCE WITH COMPANY POLICIES AND APPLICABLE LAWS.

The Rights granted under this Plan are granted subject to (i) the employment and corporate policies of the Company including but not limited to the insider trading policies of the Company, and (ii) applicable state and federal laws.